Exhibit 99.1
NEWS RELEASE Investor Contact: Brian Klaus, Director of Investor Relations 920-491-7059 Media Contact: Cliff Bowers, Director of Public Relations 920-491-7542

Cory Nettles Joins Associated Board

GREEN BAY, Wis. –– December 10, 2013 –– Associated Banc-Corp (NASDAQ:ASBC) today announced that Cory L. Nettles has been appointed to Associated’s Board of Directors.

Mr. Cory L. Nettles, 43, is the Founder and Managing Director of Generation Growth Capital Inc., a private equity fund.  Mr. Nettles is also Of Counsel to the law firm of Quarles & Brady LLP.  Mr. Nettles served as the Secretary of the Wisconsin Department of Commerce from 2002 to 2004.  Mr. Nettles also serves on the boards of Weyco Group, Inc. (NASDAQ:WEYS), Robert W. Baird’s Baird Funds, Inc. and several nonprofit organizations, including the Medical College of Wisconsin, the Greater Milwaukee Foundation, and the University of Wisconsin Foundation.

“Cory has an outstanding business background, and we are delighted to have him join our board,” said Associated’s Chairman, William R. Hutchinson. “We think Cory will bring great value to our board, our company, and our shareholders,” added Associated’s President and Chief Executive Officer, Philip B. Flynn.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $24 billion and is one of the top 50, publicly traded, U.S. bank holding companies.  Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services through approximately 240 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC.  More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

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